                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         MET-COIL SYSTEMS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                         MET-COIL SYSTEMS CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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-------------------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                          MET-COIL SYSTEMS CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 5, 1995




To the Stockholders of
Met-Coil Systems Corporation

        Notice is hereby given that the annual meeting of stockholders of Met-Coil Systems Corporation, a Delaware corporation, will be held at the Sheraton Inn, 525 33rd Avenue SW, Cedar Rapids, Iowa on October 5, 1995, at 10:00 A.M. Central Time, for the following purposes:

 1.   To elect three directors, each to hold office for a three-year term;

 2. To approve and ratify the appointment of Ernst & Young as independent auditors; and

 3.   To transact such other business as may properly come before said meeting.

        Stockholders of record as of the close of business on August 18, 1995, will be entitled to vote at such annual meeting and any adjournment thereof. Shares should be represented as fully as possible, since a majority of all outstanding shares is required to constitute a quorum.

        PLEASE MARK, SIGN, DATE AND MAIL THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. You may revoke your proxy at the meeting should you be present and desire to vote your shares in person, and you may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.


                                        By order of the Board of Directors,





                                        Carroll Reasoner
                                        Secretary


Cedar Rapids, Iowa
September 15, 1995

                          MET-COIL SYSTEMS CORPORATION
                              5486 SIXTH STREET SW
                           CEDAR RAPIDS, IOWA  52404
                                 (319) 363-6566

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 5, 1995

                                  INTRODUCTION

        The enclosed proxy is solicited on behalf of the Board of Directors of Met-Coil Systems Corporation (the "Company") in connection with the annual meeting of stockholders to be held on October 5, 1995, at 10:00 A.M. Central Time, and any adjournment thereof ("Annual Meeting"), at the Sheraton Inn, 525 33rd Avenue SW, Cedar Rapids, Iowa.

        The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, certain officers and other regular employees of the Company may devote part of their time (but will not be specifically compensated therefor) to solicit proxies personally, by telephone, mail or facsimile to the extent necessary to ensure sufficient representation at the annual meeting. Proxies may be revoked at any time prior to the voting thereof. Revocation may be done prior to the meeting by written revocation sent to the Assistant Secretary of the Company, 5486 Sixth Street SW, Cedar Rapids, Iowa 52404; or it may be done personally upon oral or written request at the Annual Meeting.

This proxy statement was first mailed or delivered to stockholders on or about September 15, 1995.

                   RECORD DATE; VOTING SECURITIES OUTSTANDING

        The close of business on August 18, 1995, is the record date for determining the holders of common stock, $.01 par value ("Common Stock"), of the Company entitled to notice of and to vote at the Annual Meeting.

        As of August 18, 1995, the Company had outstanding voting securities consisting of 2,942,004 shares of Common Stock, each share being entitled to one vote on all matters to be voted upon by the holders of Common Stock. Each holder of record of outstanding Common Stock at the close of business on August 18, 1995, will be entitled to vote at the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

        The following table sets forth, with respect to the Company's Common Stock (the only class of voting securities), all persons known by the Company's Board of Directors to be the beneficial owner of more than five percent of the Company's voting securities as of August 18, 1995.

                                                                 NUMBER OF SHARES
                                                                  AND NATURE OF
                                                                   BENEFICIAL            PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                               OWNERSHIP(1)              CLASS
------------------------------------                             --------------       -------------------
Raymond H. Blakeman   . . . . . . . . . . . . . . . . . . . .      141,321  (2)               4.8%
  5486 Sixth Street, S.W.,
  Cedar Rapids, Iowa  52404

First National Bank  (ESOP Trustee) . . . . . . . . . . . . .      240,410  (3)               8.2%
  200 First Street S.W.,
  P.O. Box 5850
  Cedar Rapids, Iowa 52406

Roy J. Carver, Jr.    . . . . . . . . . . . . . . . . . . . .      590,133  (4)              19.1%
  2415 Park Avenue
  Muscatine, Iowa 52761

Construction Technology Inc.    . . . . . . . . . . . . . . .      215,000  (5)               7.3%
  570 Taxter Road
  Elmsford, New York 10523

Michael J. Nonnenmann . . . . . . . . . . . . . . . . . . . .      224,000  (6)               7.4%
  2513 24th Street
  Rock Island, IL  61201

Met-Coil Retirement Trust . . . . . . . . . . . . . . . . . .      227,739  (7)               7.7%
  5486 6th Street SW
  Cedar Rapids, IA  52404

(1) Nature of beneficial ownership is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.
(2) Includes 9,000 shares subject to options exercisable by Mr. Blakeman, a Director, Chairman and Chief Executive Officer, within 60 days. Also includes 3,000 shares held by his spouse and with respect to which Mr. Blakeman disclaims beneficial ownership. Also includes 7,960 shares allocated to his retirement accounts with respect to which Mr. Blakeman has sole voting power. Effective May 5, 1995, Mr. Blakeman was reinstated as Chief Executive Officer (see "Report on Executive Compensation-Compensation Program Components" contained herein).
(3) Includes a total of 240,410 shares held by the Met-Coil Systems Corporation Employee Stock Ownership Plan (the "ESOP"), of which 175,516 shares have been allocated to the accounts of participants. First National Bank, as Trustee, has shared voting and investment power with respect to all of the shares.
(4) Includes 740 shares held in the name of minor children, with respect to which Mr. Carver disclaims beneficial ownership. Includes 778 shares awarded to Mr. Carver as a participant in the Company's Non-Employee Director Restricted Stock Plan, as to which Mr. Carver has sole voting power. These 778 shares may not be sold or assigned by Mr. Carver until they have vested. See "Directors' Compensation-Restricted Stock Plan" herein. Includes 141,000 shares issuable upon conversion of 47,000 shares of the Company's 6% convertible preferred stock (the "preferred stock"), 15,000 shares of which preferred stock are held by the John A. Carver, Trust and the beneficial ownership thereof is hereby disclaimed by Mr. Carver.
(5) Includes 15,000 shares of common stock issuable upon conversion of 5,000 shares of preferred stock held by Construction Technology.
(6) Includes 66,000 shares of common stock issuable upon conversion of 23,000 shares of preferred stock held by Dr. Nonnenmann.
(7) Includes a total of 227,739 shares held by the Met-Coil Retirement 401(k) Plan, which have been allocated to the accounts of participants. The participants have voting power with respect to these shares.



                      PROPOSAL 1 -   ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes, with members of each class serving a three-year term. Each class consists, as nearly as possible, of one-third of the total number of directors. Currently, the Board may have a maximum of eight members. Three directors have been nominated for re-election by the Board to serve until the 1998 Annual Meeting and until their successors shall be elected and qualified: Roy J. Carver, Keith Moore and Harold G. Spriggs. Information with respect to the nominees, and the directors who are continuing in office and whose terms do not expire this year, is set forth below.

         Effective August 10, 1995 K. John Del Vecchio voluntarily resigned as a director and officer of the Company. His term as a director would otherwise have expired in 1996. The Board of Directors has appointed Dr. Michael Nonnenmann to fulfill the unexpired term of Mr. Del Vecchio.

         Proxies will be voted FOR the election of each of the nominees named below unless otherwise specified in the proxies. If any of said nominees is not a candidate for election as a director at the Annual Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee or nominees appointed by the Board of Directors.

         The election of directors requires the vote of a plurality of the voting power present in person or represented by proxy at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will not be included in the vote totals and are counted only for the purposes of determining whether a quorum is present at the annual meeting.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW,
                           FOR TERMS EXPIRING IN 1998


                               DIRECTOR
NAME                   AGE      SINCE      PRINCIPAL OCCUPATION FOR LAST 5 YEARS AND DIRECTORSHIPS
----                   ---     --------    ------------------------------------------------------------------------------------
E. Keith Moore         73      1990        President, Hurco International Inc., a subsidiary of Hurco
                                           Companies, Inc. a manufacturer of machine tools.  Prior thereto, served in a variety of advisory capacities to Hurco.  Since October 1985, a director of Hurco Companies, Inc.

Roy J. Carver, Jr.     52      1993        Chairman of Carver Pump Co., a manufacturer of pumps, since
                                           1982.  A Director of Bandag, Inc. and Iowa First Bancshares, both companies of
                                           Muscatine, Iowa.

Harold G. Spriggs      58      1989        Vice Chairman of the Company since August 1990,  Vice
                                           President since 1986,  President of Met-Coil Automation since May 1990, and President of Rowe Machinery and Automation, Inc., a subsidiary of the Company, since 1986.



                         DIRECTORS CONTINUING IN OFFICE

                               DIRECTOR
NAME                   AGE      SINCE      PRINCIPAL OCCUPATION FOR LAST 5 YEARS AND DIRECTORSHIPS
----                   ---     --------    ------------------------------------------------------------------------------------
Raymond H. Blakeman    71      1977        Chairman of the Company since July 1986 and CEO of the
Term Expires 1997                          Company from July 1986 to December 1988, from June 1990 to May 31,1994 and from May 1995 to present.  From November 1989 to October 1991, Chairman  and CEO of ABW, Inc., which was formed to invest in machine tool and related capital goods industries.

Gary M. Neal           45      1993        President and CEO of Watlow Electric Manufacturing Co., a maker
Term Expires 1997                          of heat sensors and controls, since 1991.  Prior thereto Vice President of International
                                           Operations from 1987 to 1991.

John F. Logan          59      1993        President, CEO and Director of Advanced Assembly Automation,
Term Expires 1996                          Inc.  a manufacturer of automated assembly and test systems, since 1984.  A Director of the Association for Manufacturing Technology (AMT) of McLean,  VA.

Frank W. Jones         55      1987        Independent Management Consultant since 1987.  A director of
Term Expires 1996                          Jason, Inc.  of Milwaukee,  WI;  Modine Mfg. Co. of  Racine,  WI; Ingersoll
                                           International, Inc. of Rockford, IL; Star Cutter Co. of Farmington Hills, MI; Gardner
                                           Publications,  Inc. and General Tool Co. both of  Cincinnati, OH; and TRAK International of Port Washington, WI.

Michael J. Nonnenmann  48      1995        President of Michael J. Nonnenmann, DDS, M.S., LTD Orthodontics since 1976.
Term Expires 1996

                            DIRECTORS' COMPENSATION

         RETAINER AND FEES. The Company has a compensation policy whereby directors who are not officers of the Company or its subsidiaries receive an annual retainer. For the fiscal year ended May 31, 1995, the annual retainer was $6,500. During the fiscal year ended May 31, 1995 Messrs. Moore, Jones,
Logan, Neal, and Carver received $4,000 of the retainer in cash.   In 1994,
Messrs. Jones, Logan, Neal, and Carver elected to receive $2,500 per year in the form of restricted Common Stock of the Company pursuant to the Company's
Restricted Stock Plan.   Mr.  Neal  received a three-year award consisting of
2,344 shares of which 781 shares will vest this year.   Messrs. Jones and Logan
are eligible to receive vested awards of 777 each. Messrs Carver and Moore are eligible to receive 778 and 2,000 respectively. See "Restricted Stock Plan" below.

         In addition, directors receive a fee of $1,000 for each Board meeting attended, $500 for each Board committee meeting attended that is not held in conjunction with a regularly scheduled Board meeting, $250 for each committee meeting held in conjunction with a Board meeting, and expense reimbursement. Directors who are also full time employees of the Company are not paid for their services as directors or for attendance at meetings but are reimbursed for their expenses.

         RESTRICTED STOCK PLAN. This plan, pursuant to which 40,000 shares of Common Stock have been reserved, provides for awards of Common Stock to eligible directors who elect to receive such awards in lieu of $2,500 of their annual cash retainer. Persons who were members of the Board on the effective date of the plan, or who initially take office during the term of the plan, and who are not and have never been employees of the Company or any subsidiary, are eligible to participate in the plan.

         At the annual meeting held in October every year (the "Award Date"), each director elected at the meeting who chooses to participate receives an award ("Award") of shares of restricted Common Stock representing that number of whole shares of the Company's Common Stock having an aggregate value of $7,500 (the $2,500 from the annual retainer that the director has elected not to receive multiplied by the three years of the Award), based upon the average last bid and asked prices of the Common Stock for the most recent 20 consecutive trading days immediately preceding the date of the Award. Awards are made for a three-year period ("Award Cycle") and vest at the rate of 33-1/3 percent on each anniversary date during the applicable Award Cycle, subject to
the participant being a director on such anniversary date.   Participants who
are first elected to office subsequent to the Award Date and who elect to participate, receive an Award upon the effective date of their election which will be a prorated Award based upon the number of full months remaining in the three-year cycle. Upon the full vesting of an Award, each participant who continues to serve as a director of the Company and who chooses to continue participation shall, subject to the plan remaining in effect, receive an additional Award.

         No shares of Common Stock awarded to participants under the Plan may be sold, assigned, transferred, pledged or otherwise encumbered before they vest. A participant forfeits all unpaid accumulated dividends and all shares of Common Stock that have not vested prior to the date that his or her term as a director of the Company expires or is terminated. Subject to the foregoing restrictions, each participant has all the rights of a stockholder with respect to the vested and non-vested Award shares, including, the right to vote the shares and receive dividends.

                                BOARD COMMITTEES

         The Audit Committee of the Board of Directors held three meetings during fiscal 1995. This committee is responsible for reviewing with the Company's financial management and its independent auditors the proposed audit program for each fiscal year, the results of the audits, and the adequacy of the Company's systems of internal accounting control. The committee recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. Director Moore is Chairman, and Directors Jones, Carver, Logan, Neal and Nonnenmann are members of this committee.


         The Compensation Committee of the Board of Directors held two meetings during fiscal 1995. The committee is responsible for at least annually reviewing and fixing the salaries and other compensation of the Company's Chairman and Chief Executive Officer and for reviewing and acting upon recommendations as to the compensation of other executive officers. The committee also administers the Company's Incentive Bonus Plan, Stock Option Plan, and considers alternative means of compensation for the Company's
employees.   Director Jones is Chairman and Directors Carver, Logan, Neal,
Nonnenmann and Moore are members of this committee.

         The Nominating Committee of the Board of Director's was formed during fiscal 1995 and held one meeting during fiscal 1995. The Nominating Committee is responsible for reviewing and recommending members for election to the Board. The Committee will also consider nominations by any stockholder entitled to vote for the election of directors at the meeting who complies with the following: (a) such nomination shall be made by timely notice in writing to the Secretary of the Company, (b) to be timely, a stockholder's notice shall be delivered or mailed to and received at the principal office of the Company not less than 30 days prior to the date of the meeting is given or made to stockholders, (c) notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, (d) the notice shall set forth (i) as to each person nominated for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Company's books, of such stockholder and (y) the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder. Director Neal is Chairman and Directors Carver, Logan, Jones, Nonnenmann and Moore are members of this committee.

         The Board of Directors of the Company held four regular meetings during fiscal 1995, some of which were combined with committee meetings and, in addition, held various other meetings via telephone conference without fees. Each director attended at least 75 percent of these meetings and at least 75 percent of the meetings held by all Board committees on which he served.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

         The following table sets forth information regarding the Common Stock of the Company (i) beneficially owned by each director, nominee and identified executive officer as of August 18, 1995, and (ii) beneficially owned by all directors and executive officers as a group as of that date.

                                                          Number of Shares
                                                           and Nature of
                                                             Beneficial        Percent of
Name and Address of Beneficial Owner                       Ownership (1)         Class
------------------------------------                     -----------------   -------------
Raymond H. Blakeman                                          141,321  (2)           4.8%
Frank W. Jones                                                25,978  (3)           *
Michael J. Nonnenmann                                        224,000  (4)           7.4%
Harold G. Spriggs                                            122,780  (5)           4.2%
E. Keith Moore                                                20,377  (6)           *
Roy J. Carver Jr.                                            590,133  (7)          19.1%
Gary M. Neal                                                   8,673  (8)           *
John F. Logan                                                 18,311  (9)           *
James D. Heitt                                                29,869 (10)           *
John J. Toben                                                  6,318 (11)           *
Ronald C. Drabik                                              50,894 (12)           1.7%
All Directors & Executive Officers as a Group              1,246,921 (13)          39.2%
     (12 individuals)


(1) Nature of beneficial ownership is direct, and beneficial ownership arises from sole voting and investment power, unless otherwise indicated by footnote.
(2)      See "Principal Shareholders" herein.
(3) 20,000 shares are held in a directed retirement trust for Mr. Jones' benefit. Includes 1,554 shares awarded to Mr. Jones as a participant in the Company's Non-Employee Director Restricted Stock Plan, as to which Mr. Jones has sole voting power. These 1,554 shares may not be sold or assigned by Mr. Jones until they have vested. See "Directors' Compensation-Restricted Stock Plan" herein.
(4)      See "Principal Shareholders" herein.
(5) Includes 14,500 shares subject to options exercisable by Mr. Spriggs within 60 days. Also includes 8,747 shares allocated to his retirement accounts with respect to which he has sole voting power.
(6) Includes 2,000 shares awarded to Mr. Moore as a participant in the Company's Non-Employee Director Restricted Stock Plan, as to which Mr. Moore has sole voting power. These 2,000 shares may not be sold or assigned by Mr. Moore until they have vested. See "Directors' Compensation-Restricted Stock Plan" herein. Also includes 7,500 shares of common stock issuable upon conversion of 2,500 shares of preferred stock held by Mr. Moore.
(7)      See "Principal Shareholders" herein.
(8) Includes 2,344 shares awarded to Mr. Neal as a participant in the Company's Non-Employee Director Restricted Stock Plan as to which Mr. Neal has sole voting power. These 2,344 shares may not be sold or assigned by Mr. Neal until they have vested. See "Directors Compensation-Restricted Stock Plan" herein. Also includes 3,552 shares of common stock issuable upon conversion of 1,184 shares of preferred stock held by Mr. Neal.
(9) Includes 1,554 shares awarded to Mr. Logan as a participant in the Company's Non-Employee Director Restricted Stock Plan, as to which Mr. Logan has sole voting power. These 1,554 shares may not be sold or assigned by Mr. Logan until they have vested. See "Directors' Compensation-Restricted Stock Plan" herein. Also includes 15,000 shares of common stock issuable upon conversion of 5,000 shares of preferred stock held by Mr. Logan.
(10) Includes 12,500 shares subject to options exercisable by Mr. Heitt within 60 days. Also includes 3,806 shares allocated to his retirement accounts with respect to which he has sole voting power.
(11) Includes 1,500 shares subject to options exercisable by Mr. Toben within 60 days. Also includes 3,418 shares allocated to his retirement accounts with respect to which he has sole voting power.
(12) Effective May 5, 1995 Mr. Drabik resigned as President and Chief Executive Officer. Includes 17,000 shares subject to options exercisable by Mr. Drabik within 60 days, Also includes 9,367 shares allocated to his retirement accounts with respect to which he has sole voting power. Also includes 9,000 shares of common stock issuable upon conversion of 3,000 shares of preferred stock held by Mr.
         Drabik.
(13) Includes 8,250 shares subject to options exercisable within 60 days, in addition to the shares subject to options described in the Notes above.

 *       Ownership is less than 1% of the class.

                        REPORT ON EXECUTIVE COMPENSATION

         Following is the report on executive compensation from the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee is composed of the five independent, non-employee directors: Messrs. Jones (Committee Chairman), Carver, Logan, Neal, and Moore.


EXECUTIVE COMPENSATION POLICY

         It is the philosophy of the Company that executive compensation be linked to corporate performance and shareholder value, and meet the following objectives:

     -        To attract and retain high quality key employees.
     - To align pay programs with annual and long-term strategy, and to focus management on the attainment of those goals.
     - To provide incentive compensation opportunities that link rewards with achievement and that establish a mutuality of interest with shareholders.

COMPENSATION PROGRAM COMPONENTS

     The Committee regularly reviews the Company's pay programs to assure that they are competitive with companies of similar size and complexity, that they reflect Company performance, and that they recognize both team and individual performance on a balanced basis. The Chief Executive Officer's input is considered in establishing compensation programs, setting measures and goals, and in making individual awards.

BASE COMPENSATION - Base compensation guidelines are determined through market comparisons, especially with companies within the Company's industry. Base pay levels are generally set around the median levels according to data relied upon by the committee. Actual salaries are also based on individual performance for each position. One of the guides utilized in this process is the Association for Manufacturing Technology ("AMT") Annual Executive Compensation Survey. AMT is comprised of private and public companies within the machine tool industry. Some but not all of these companies are reflected in the peer group utilized in the performance graph included herein.

ANNUAL INCENTIVE COMPENSATION - The Company's executive officers and senior management are eligible to participate in an annual bonus plan with awards based primarily on the attainment of written targets as to company sales, operating profit and return on capital. The purpose of this plan is to provide competitive rewards for the attainment of financial objectives that the Committee believes will enhance share price over time. The plan primarily focuses on consistent earnings growth. At the discretion of the Committee, actual awards are subject to decrease or increase on the basis of the Company or individual performance.

STOCK OPTIONS - The Committee believes that by providing persons having substantial responsibility for the performance of the Company with an opportunity for increased ownership of Company stock, the best interest of shareholders and executives will be aligned. Therefore, executives are eligible to receive stock options from time to time pursuant to the Company's stock option plan.

CHIEF EXECUTIVE OFFICER COMPENSATION - Effective May 5, 1995, Ronald C. Drabik, President & Chief Executive Officer of the Company, with an annual salary of $150,000, resigned in order to pursue other interests. During the past fiscal year Mr. Drabik was granted stock options of 22,000 (see options granted herein). There was no bonus granted to Mr. Drabik for the fiscal year ended May 31, 1995.
     Mr. Blakeman, Chairman of the Board, was reinstated as Chief Executive Officer at the time of Mr. Drabik's resignation. Mr. Blakeman, has a base compensation (which is also set out elsewhere in this proxy statement) of $79,000 for the last fiscal year. There have been no bonus or stock option grants to Mr. Blakeman during the three year period ending May 31, 1995.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid or accrued by the Company for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended May 31, 1995, 1994, and 1993 by the Chief Executive Officer and each of the four most highly compensated executive officers of the Company, other than the Chief Executive Officer.


  NAME & PRINCIPAL                                                    BONUS                                  ALL OTHER
     POSITION                        YEAR          SALARY       CASH   &   STOCK           OPTIONS (#)      COMPENSATION
-------------------------------      ----          ------       ----------------           -----------      ------------
Raymond H. Blakeman(1)               1995         $ 79,000         --       --                 --           $  7,521(1)
  Chairman & CEO                     1994          158,000         --       --                 --             17,858
                                     1993          158,000         --       --                 --             17,452

Ronald C. Drabik(2)                  1995          150,000         --       --              22,000            11,394(2)
  President & CEO                    1994          126,000         --       --                 --              5,985
                                     1993           44,625         --       --              40,000            28,920

Harold G. Spriggs                    1995          130,000       4,875      --              20,000            10,270(3)
  Vice Chairman &                    1994          135,833         --       --                 --             69,295
  Vice President                     1993          148,750         --       --                 --             88,626

James D. Heitt                       1995          135,551         --       --              25,000            10,332(4)
  Vice President                     1994          121,468      13,000     7,000               --              6,084
                                     1993          117,000      17,650     9,900               --              6,481

K. John DelVecchio                   1995          130,000         --       --              20,000            11,299(5)
  Vice President                     1994          125,000      13,000     7,000               --              5,449
                                     1993           50,484         --       --              30,000             5,000

John J. Toben                        1995           80,000                                   4,000             6,165(4)
  Vice President                     1994           77,175         --       --                 --              6,356
                                     1993           73,500       4,800     1,200               --              4,015

-------------
(1) Effective May 5, 1995, Mr. Blakeman accepted the title of Chief Executive Officer. Other compensation includes Company contributions to 401(k) and ESOP retirement plans.
(2) Effective May 5, 1995 Mr. Drabik resigned as President and CEO. Other compensation includes Company contributions to 401(k) and ESOP Plans.
(3) Other compensation includes Company contributions to 401(k) and ESOP retirement plans. Prior years also include consulting fee. (See "Employment Agreements" herein.)
(4) Other compensation includes Company contributions to 401(k) and ESOP retirement plans.
(5) Effective August 10, 1995, Mr. Del Vecchio, voluntarily resigned as an officer and director of the Company.

                             EMPLOYMENT AGREEMENTS

         In connection with Mr. Drabik's resignation he was granted a full salary extension until December 31, 1995 or upon commencement of subsequent employment (whichever occurs first). If Mr. Drabik has not commenced employment as of January 1, 1996 the Company will continue payments for a period of 12 weeks equal to one half of his base gross salary prior to his resignation. There will also be a onetime payment of $2,100 during this subsequent period.
         In connection with the Company's December 30, 1986 acquisition of Rowe Machinery and Automation, Inc. ("Rowe"), Rowe entered into an employment agreement and a separate consulting agreement with Mr. Spriggs. The consulting agreement commenced upon termination of the employment agreement in 1989 and provided for annual consulting fees of $80,000 over its four year term which was completed in December 1993.

                                OPTIONS GRANTED

         The following table details certain information concerning options granted during fiscal 1995 to the named executives:

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                        Annual Rates of Stock
                                                                                         Price Appreciation
                                     Individual Grants                                    for Option Term
-----------------------------------------------------------------------------------     -------------------
                       Number of       % of Total
                       Securities      Options/SARs
                       Underlying      Granted To       Exercise or
                       Options/SARs    Employees in     Base Price      Expiration
Name                   Granted         Fiscal Year      ($/Share)         Date           5% ($)     10% ($)
------------------------------------------------------------------------------------------------------------
K. John Del Vecchio        20,000          11%            3.33          8/24/2004        41,884     106,143
James D. Heitt             25,000          14%            3.33          8/24/2004        52,355     132,679
Harold Spriggs             20,000          11%            3.33          8/24/2004        41,884     106,143
Ronald C. Drabik           22,000          13%            3.33          8/24/2004        46,073     116,758
John J. Toben               4,000           2%            3.33          8/24/2004         8,377      21,229

____________________________________________________________________________________________________________





                           OPTIONS AT FISCAL YEAR END

The following table provides data for options of common stock held by the named officers at May 31, 1995.


                                                                                Value of Unexercised
                                      Number of Securities Underlying          In-The-Money Options at
                                  Unexercised Options at Fiscal Year End         Fiscal Year End (1)
       Name                            Exercisable  /  Unexercisable         Exercisable /  Unexercisable
    -----------                        -----------------------------         ---------------------------
    Raymond H. Blakeman                     9,000    /      --                $   --      /   $   --
    Harold G. Spriggs                      14,500    /    15,000                          /       --
    James D. Heitt                         18,750    /    18,750                  --      /       --
    Ronald C. Drabik                       17,000    /    35,000                11,280    /     16,920
    K. John Del Vecchio                    23,000    /    27,000                20,250    /     13,500
    John J. Toben                           3,000    /     1,500                   --     /       --

(1) Total value of options based on closing price of Company stock as of May 31, 1995 which was $2.75.

                          Corporate Performance Graph

         The following graph reflects a five year comparison of cumulative total shareholder return on the common stock of the Company, the NASDAQ Total Return Index (U.S. companies), and the NASDAQ Industry Group Machine Tools Index.


               Comparison of Five-Year Cumulative Total Returns
                            Performance Report for
                         MET-COIL SYSTEMS CORPORATION

Prepared by the Center for Research in Security Prices
Produced on 07/21/95 including data to 05/31/95

Company Index:  CUSIP         Ticker       Class        Sic        Exchange

                59085010      METS                      3540       NASDAQ

                Fiscal Year-end is 05/31/95

Market Index:   Nasdaq Stock Market (US Companies)

Peer Index:     NASDAQ Stocks (SIC 3540-3549 US Companies)
                Metalworking Machinery and Equipment



                Date            Company Index           Market Index            Peer Index

                05/31/90          100.000                 100.000                 100.000
                06/29/90           88.235                 100.738                 101.055
                07/31/90           94.824                  95.680                  80.893
                08/31/90           78.526                  83.611                  63.079
                09/28/90           75.563                  75.689                  60.152
                10/31/90           62.228                  72.714                  49.762
                11/30/90           35.559                  79.640                  62.514
                12/31/90           42.226                  83.078                  65.936
                01/31/91           50.375                  92.273                  72.148
                02/28/91           62.228                 101.152                  80.118
                03/28/91           29.632                 107.906                  84.239
                04/30/91           29.632                 108.604                  83.018
                05/31/91           23.706                 113.577                  89.389
                06/28/91           47.412                 106.670                  88.823
                07/31/91           56.301                 112.972                  95.690
                08/30/91           38.522                 118.576                  95.786
                09/30/91           20.743                 119.010                 103.906
                10/31/91           26.669                 122.957                  96.716
                11/29/91           35.559                 118.839                  95.023
                12/31/91           26.669                 133.323                 110.907
                01/31/92           35.559                 141.153                 140.251
                02/28/92           59.265                 144.354                 155.799
                03/31/92           62.228                 137.548                 141.006
                04/30/92           48.893                 131.670                 138.908
                05/29/92           47.412                 133.399                 154.185
                06/30/92           44.449                 128.190                 152.430
                07/31/92           44.449                 132.724                 158.581
                08/31/92           45.930                 128.661                 138.701
                09/30/92           38.522                 133.431                 132.687
                10/30/92           29.632                 138.678                 134.907
                11/30/92           47.412                 149.707                 158.988
                12/31/92           35.559                 155.241                 174.555
                01/29/93           38.522                 159.662                 182.530

               Comparison of Five-Year Cumulative Total Returns
                            Performance Report for
                         MET-COIL SYSTEMS CORPORATION

Prepared by the Center for Research in Security Prices
Produced on 07/21/95 including data to 05/31/95


         Date       Company Index    Market Index     Peer Index

        02/26/93        47.412          153.683         184.925
        03/31/93        53.338          158.155         186.698
        04/30/93        47.412          151.402         158.479
        05/28/93        97.787          160.416         169.304
        06/30/93        88.897          161.168         159.228
        07/30/93        94.824          161.383         147.553
        08/31/93        71.118          169.697         166.177
        09/30/93        77.044          174.757         166.100
        10/29/93        80.007          178.712         166.431
        11/30/93        77.044          173.375         167.014
        12/31/93        71.118          178.207         181.753
        01/31/94        65.191          183.611         188.417
        02/28/94        59.265          181.943         179.936
        03/31/94        65.191          170.747         182.386
        04/29/94        71.118          168.540         177.211
        05/31/94        59.265          168.961         161.430
        06/30/94        62.228          162.805         133.689
        07/29/94        65.191          166.146         139.723
        08/31/94        72.599          176.726         151.101
        09/30/94        74.081          176.278         152.928
        10/31/94        82.971          179.688         142.927
        11/30/94        74.081          173.715         130.748
        12/30/94        74.081          174.244         138.539
        01/31/95        75.563          175.220         142.510
        02/28/95        68.154          184.441         155.677
        03/31/95        71.118          189.823         161.909
        04/28/95        74.081          195.907         167.132
        05/31/95        65.191          201.050         165.544




The index level for all series was set to 100.0 on 05/31/90

             PROPOSAL 2 - APPROVAL AND RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

         The Board of Directors desires to obtain from the stockholders a ratification of the Board's action in appointing Ernst & Young as independent auditors for the fiscal year ending May 31, 1996.

         Ernst & Young has been serving the Company since 1993. It has no direct or indirect financial interest in the Company.

         On October 5, 1995, prior to the annual meeting, the Audit Committee is expected to recommend and the Board of Directors is expected to approve the appointment of Ernst & Young as independent auditors. It is expected that a representative of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if he or she so desires.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED AT THE MEETING:

         "RESOLVED, the appointment by the Board of Directors of the Company of Ernst & Young as independent auditors of the Company for the fiscal year ending May 31, 1996 be and hereby is approved and ratified."

         In the event the resolution is not ratified, the adverse vote will be considered a direction to the Board of Directors to select other auditors for the following year. However, the appointment for the current year will be permitted to stand unless the Board finds other good reasons for making a change.


                                 OTHER MATTERS

                             STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the annual meeting of stockholders of the Company to be held in 1996 must be received by the Company on or before May 8, 1996.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented at the Annual Meeting. Should any other business come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment.


                                           By Order of the Board of Directors,




                                           Carroll Reasoner
                                           Secretary


Cedar Rapids, Iowa
September 15, 1995

PROXY                                                                      PROXY
                         MET-COIL SYSTEMS CORPORATION

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
       THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 5, 1995
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MESSRS. MOORE, SPRIGGS AND
              CARVER AND "FOR" THE APPOINTMENT OF ERNST & YOUNG.

        The undersigned hereby constitutes and appoints GARY NEAL, FRANK JONES and JOHN LOGAN, or any one or more of them, as Proxies, each with full power of substitution, to vote for the undersigned all of the shares of Common Stock of MET-COIL SYSTEMS CORPORATION registered in the name of the undersigned at the annual meeting of stockholders of said corporation to be held October 5, 1995 and at any and all adjournments thereof, upon the following matter, which is more fully described in the Proxy Statement.

        The right to revoke this proxy at any time before it is voted is reserved. When properly executed, this proxy will be voted or withheld in accordance with the specifications made herein. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MESSRS. MOORE, SPRIGGS and CARVER and "FOR" THE APPOINTMENT OF ERNST & YOUNG.

                       PLEASE SIGN ON THE REVERSE SIDE

                         MET-COIL SYSTEMS CORPORATION
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                                                                                  ]
1. The election of KEITH MOORE,                      For All    2. To ratify the appointment
   HAROLD SPRIGGS and ROY CARVER    For   Withheld   Except        of Ernst & Young as              For Against Abstain
   as directors for a term of       / /      / /      / /          independent auditors of          / /   / /    / /
   three years.                                                    the Company for the
                                                                   fiscal year ending May
For all except nominees written in below.                          31, 1996.
                                                                __________
                                                                Nominee
                                                                Exception

                                                                3. The Proxies are authorized       For Against Abstain
                                                                   to vote in their discretion      / /   / /    / /
                                                                   upon such other matters as
                                                                   may properly come before
                                                                   the meeting.

                                                                       The powers hereby granted may be exercised by a
                                                                       majority of said Proxies or their substitute
                                                                       present and acting at said annual meeting or any
                                                                       adjournment thereof or, if only one be
                                                                       present and acting, then by that one.  The
                                                                       undersigned hereby revokes any and all proxies
                                                                       heretofore given by the undersigned to vote at
                                                                       said meeting.

                                                                       Signature: ____________________________________________

                                                                       Signature: ____________________________________________

                                                                       Dated and Signed ________________________________, 1995

                                                                       The signature to this proxy should conform exactly to the
                                                                       name as shown.  When shares are held by joint tenants, all such tenants must sign.  When signing as an attorney,
                                                                       executor, administrator, trustee, or guardian, give the title as such.  If signer is a corporation, please sign full
                                                                       corporate name by an authorized officer and affix corporate seal.  If signer is a partnership, please sign partnership name by a general partner or other authorized person.